UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              VDC CORPORATION LTD.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

                BERMUDA                                               061510832
          -------------------------                              -------------------
(Jurisdiction  of incorporation or organization)       (I.R.S. Employer Identification No.)

                     75 Holly Hill Lane, Greenwich, CT 06831
                       ---------------------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered
      ---------------------                 ------------------------------
      Common Stock, par value                American Stock Exchange, Inc.
         $2.00 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
_______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None




Item 1.  Description of Registrant's Securities to be Registered

         The information required by Item 202 of Regulation S-K is provided in the registrant's Form 20-F for the transition period from January 1, 1992 to June 30, 1992 and is incorporated by reference herein.

Item 2.  Exhibits

Filing

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
   1.1      Certificate of Incorporation                                            (1)
   1.2      Certificate of Incorporation on change of name                          (1)
   1.3      Certificate of Continuance                                              (1)
   1.4      Certificate of Amalgamation                                             (1)
   1.5      The Arimathaea Resources Company Act of 1992                            (1)
   1.6      Memorandum of Association                                               (1)
   1.7      Bye-Laws                                                                (1)
   2.19     Asset Purchase Agreement made as of June 26, 1992 between
            Arimathaea Resources Inc. and 986813 Ontario Limited                    (1)
   2.20     Share Option Agreement, dated as of September 1, 1993, between
            The Van Diemen's Company Ltd., Merton Associated Corporation
            Limited, The Van Diemen's Land Company and Tasmin
            Agriculture Limited.                                                    (2)
   2.21     Variation to Share Option Agreement, dated as of October 1, 1993.       (2)
   2.22     Second Variation to Share Option Agreement and Escrow
            Agreement, dated October 11, 1993.                                      (2)
   2.23     Management Services Agreement between Newvest Holdings,
            Ltd. and the Company dated January 1, 1994.                             (3)
   2.24     Amendment to Management Services Agreement between
            Newvest Holdings, Ltd. and the Company dated March 31, 1995.            (4)
   2.25     Loan Agreement between the Company and Crawsfield, Ltd.                 (4)
   2.26     Certificate of Designation, Preferences and Rights of Series A
            Convertible Preferred Stock.                                            (5)
   2.27     Certificate of Designation, Preferences and Rights of Series B
            Convertible Preferred Stock.                                            (5)

(1) Filed as an Exhibit to Form 20-F for the transition period from January 1, 1992 to June 30, 1992 and incorporated by reference herein.

(2) Filed as an Exhibit to Form 20-F for the fiscal year ended June 30, 1993 and incorporated by reference herein.

(3) Filed as an Exhibit to Form 20-F for the fiscal year ended June 30, 1994 and incorporated by reference herein.

(4) Filed as an Exhibit to Form 20-F for the fiscal year ended June 30, 1995 and incorporated by reference herein.

(5) Filed with Registrant's Current Report on Form 8-K, dated March 6, 1998 and incorporated by reference herein.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                  VDC CORPORATION LTD.



Date: July 7, 1998                                By: /s/ Frederick A. Moran
                                                      -------------------------
                                                  Frederick A. Moran,
                                                  Chief Executive Officer